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                                                                  EXHIBIT 2.h.3.

                            MASTER DEALER AGREEMENT


                                                                 January 1, 1996


EVEREN Securities, Inc.
77 W. Wacker Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

     From time to time in connection with public offerings of securities underwritten by you, or by a group of Underwriters represented by you, we may be offered the opportunity to purchase a portion of such securities, as principal, at a discount from the public offering price. Such discount represents a selling concession or reallowance granted as consideration for services rendered by us in the distribution of such securities. We understand that you are requesting us to agree to the following terms and provisions, and make the following representations, which, together with any additional terms and provisions set forth in any wire, letter or telecopy sent to us in connection with a particular offering, will govern all such purchases of securities and the reoffering thereof by us.

     We agree that if we subscribe to, or purchase, any such securities, such action will constitute our reaffirmation of all of the terms and provision of this Agreement shall apply separately to each offering.

     1. General Terms. When you are acting as Representative of the several Underwriters in offering securities to us, it is understood that all offers are made subject to prior sale of the subject securities, when, as and if such securities are delivered to and accepted by the Underwriters and subject to the approval of legal matters by their counsel. In such cases, any order from us for securities will be strictly subject to confirmation and you reserve the right in your absolute discretion to reject any order in whole or in part.
Upon release by you, we may reoffer such securities at the public offering price fixed by you. With your consent, we may allow a discount, not in excess of the reallowance fixed by you, in selling such securities to other dealers, provided that in doing so we comply with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"). Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or dealer from whom we receive such a discount. After the securities are released for sale to the public, you may vary the public offering price and other selling terms.

     We represent that we have at all times complied, and will continue to comply, with the provisions of Rule 10b-6 of the Securities and Exchange Commission and all other state and federal securities laws applicable to this offering.

     We agree to advise you from time to time upon request, prior to the termination of this Agreement with respect to any offering of securities covered hereby, of the number or amount of offered securities remaining unsold which were purchased by us from you or from any dealer at a concession from the public offering price and, on your request, we will resell to you any such securities remaining unsold at the public offering price less an amount to be determined by you not in excess of the concession allowed to us.

     If prior to the termination of this Agreement with respect to any offering of securities covered hereby, you purchase or contract to purchase any securities which were purchased by us from you or from any dealer at a concession from the public offering price (including any securities represented by certificates which may have been issued on transfer of or in exchange for certificates originally representing such securities), in your discretion you may (i) sell for our account the securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount equal to the concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such securities at a price equal to the total cost of such purchase including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery.


     2. Delivery and Payment. If we purchase any securities from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions set forth in the confirmation and in any offering circular or prospectus relating to such securities.


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     Unless you advise us otherwise, securities purchased by us from you hereunder shall be paid for in full at the public offering price (plus accrued interest, amortization of original issue discount or dividends, if any), or, if you shall so advise us, at such price (plus accrued interest, amortization of original issue discount or dividends, if any) less the applicable concession, at the office of EVEREN Securities, Inc. 77 W. Wacker Drive, Chicago, Illinois 60601, at such time and on such day as you may advise us, by certified or official bank check payable in New York Clearing House funds to the order of EVEREN Securities, Inc. against delivery of the securities. If we are called upon to pay the public offering price for the securities purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Article 1 above, promptly after this Agreement terminates with respect to any offering of securities covered hereby.

     3. Termination. You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof with respect to any offering of securities covered hereby. With respect to any offering of securities covered hereby, this Agreement shall in any event terminate 30 business days after the date of the initial date of such offering of securities unless sooner terminated by you.

     4. Representation and Agreements. We represent that we are a member in good standing of the NASD or that we are a foreign bank or dealer not eligible for membership in the NASD which agrees to make no sales if securities within the United States, its territories or its possessions, or to person who are citizens thereof or resident therein. In making sales of securities, if we are such a member of the NASD, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article 111 of the NASD's Rules of Fair Practice, or, if we are such a foreign bank or dealer, we agree to comply with such Interpretation, Sections 8, 24 and 36 of such Article as though we were such a member and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country. We represent that we are fully familiar with the above provisions of the Rules of Fair Practice of the NASD.

     If we are a foreign bank or dealer, we represent that in connection with sales and offers to sell securities made by us outside the United States, (a) we will not offer or sell any securities in any jurisdiction except in compliance with applicable laws and (b) we will either furnish to each person to whom any such sale or offer is made a copy of the then current offering circular or prospectus or inform such person that such offering circular or prospectus will be available upon request. It is understood that no action has been taken to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

     We agree that in connection with any offering of securities covered by this Agreement we will comply with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, and the applicable rules of any securities exchange having jurisdiction over the offering. Without limiting the generality of the foregoing, we agree that we will comply with such prospectus delivery requirements of Rule 15c2-8 under the Exchange Act as are applicable to us.

        5. Delivery of Prospectuses and Information. If the securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), we confirm that we are familiar with the rules and policies of the Securities and Exchange Commission relating to the distribution of preliminary and final prospectuses, and we agree that we will comply therewith in any offering of securities covered by this Agreement. In any offering of securities covered by this Agreement, we are not authorized to give any information or make any representation no contained in the offering circular or prospectus relating thereto.

     6. Your Authority and Obligations. We agree that you have full authority to take such action as may seem advisable to you in respect to all matters pertaining to the offering of the securities. You shall not be liable to us for any act or omissions, except for obligation expressly assumed by you in this Agreement.

     7. Notices. All communications to you relating to the subject matter of this Agreement shall be addressed to the Syndicate Department, EVEREN Securities, Inc., 77 W. Wacker Drive, Chicago, Illinois, 60601, and any notices to us shall be deemed to have been duly given if mailed or telegraphed to us at the address shown below.

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     8.  Blue Sky Matters.  You will not have any responsibility with respect to the right of any dealer to sell securities in any jurisdiction, notwithstanding any information you may furnish in that connection.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                     Very truly yours,


                                     By ________________________________
                                           Authorized Signatory



                                     Address:

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